UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2010

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2010, Superior Industries International, Inc. (“Superior”), as buyer, entered into a Share Subscription and Shareholders Agreement (“Agreement”) providing for the acquisition of 8.7% of the total issued equity of Synergies Castings Limited (“Synergies”), a private company based in Visakhapatnam, India.  The Agreement also provides for, subject to the satisfaction of certain conditions, Superior to make additional equity investments in Synergies, up to a total of approximately 26% of Synergies total issued equity.

Assuming the conditions to the purchase the maximum amount of Synergies’ equity are satisfied, the purchase price for the acquisition is $9.5 million, payable in four installments and subject to adjustment based on Synergies’ achievement of certain financial targets through December 31, 2010, agreed upon by Superior and Synergies.

A copy of the press release announcing this transaction is attached as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated June 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: June 29, 2010	/s/ Robert A. Earnest
Robert A. Earnest
Vice President, General Counsel and Corporate Secretary